SEPARATION AND RETIREMENT AGREEMENT

This SEPARATION AND RETIREMENT AGREEMENT (this “Agreement”) presented and dated as of December 28, 2020, by and between Werner von Pein (“Executive”) and Better Choice Company, Inc. and its affiliates and subsidiaries, (collectively, the “Company”). Executive and Company are singularly referred to herein as a “Party” and collectively as the “Parties.”

STATEMENT OF PURPOSE

Executive has served as the Chief Executive Officer of the Company. Executive will resign and retire from the Company on December 31, 2020. The purpose of this Agreement is to set forth the terms and agreements of the Parties under which this separation will be accomplished.

AGREEMENT

NOW, THEREFORE in consideration of the mutual promises and covenants set forth in this Agreement, the Company and the Executive agree as follows:

1. Resignation. Executive hereby tenders his resignation from the Company, effective December 31, 2020 (the “Separation Date”).

2. Payments and Benefits to Executive.
(a) Salary. The Company shall continue to pay Executive his current annual base salary through December 31, 2020 (the “Separation Date”), and all payments shall be made in accordance with the regular payroll practices of the Company with respect to its executive officers. All such amounts shall be subject to and reduced by any applicable federal and state withholding taxes or other deductions authorized by Executive.

(b) Bonus. Executive shall receive his 2020 annual bonus in accordance with the Better Choice Company Bonus Management Incentive Plan (the “MIP”).

(c) Severance Payments. In accordance with the Employment Agreement entered into by the Executive and the Company, Executive shall receive severance payments in that the Company shall continue payment of the Executive’s salary for a period of six (6) months immediately following the Separation Date. Therefore, this period of severance payments shall begin on January 1, 2021 and end on July 1, 2021 (the “Severance Period”).

(d) Equity. The following provides a breakdown of the Executive’s Company stock options:

•600,000 options were granted to Executive on December 19, 2019.
•100,000 options were granted to Executive on May 1, 2020.
•This equates to a total of 700,000 options granted to the Executive.
•200,000 of the 700,000 options vest on December 19, 2020, leaving 500,000 options unvested.

•Provided the Executive cooperates and uses his best efforts to assist the Company in the transition of his responsibilities, as may be reasonably requested by the Company, seventy-five percent (75%) of those 500,000 options shall vest upon the Separation Date.
•This will leave the Executive with a total of 575,000 (200,000 + 375,000) Company stock options upon his Separation Date.
•These 575,000 Company stock options shall remain exercisable through the Expiration Date of the Stock Option Grant Notice under which the options were issued, as further explained in Exhibits A and B.

(e) Medical Benefits. Executive’s medical benefits shall continue uninterrupted through the Severance Period, however coverage for Executive’s spouse and child will not be paid for by the Company through the Severance Period. Executive may elect to remain on the same health plan that provides coverage to Executive and the Executive’s family by paying the difference between the Employee Only plan and the Employee + Family plan via deductions from the Executive’s bi-monthly severance payments. Should the Executive choose this option, the additional amount to be deducted will be $698.39 per pay period.

(f) 401(k) Plan. Executive’s participation in the Company’s 401(k) plan shall terminate on the Separation Date.

(g) Auto Lease. The monthly payment on Executive’s auto lease will be deducted from his severance payments for the duration of the Severance Period. This monthly deduction will shall be $572.49.

(h) Unused Paid Time Off. Any unused Paid Time Off (“PTO”) for 2020 will be paid out upon Separation Date in the amount of $26,250, prior to applicable withholding taxes. Any PTO taken between November 23, 2020 and December 31, 2020 will be deducted from this amount.

3. Return of Company Property. By the Separation Date, Executive shall return to the Company, in good condition, all property of the Company, including without limitation, computer and communication equipment, keys, access cards and codes, credit and payment cards, and the originals and all copies (whether in hard-copy or electronic form) of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any confidential information of the Company. In the event that such items are not so returned, the Company will have the right to charge Executive for all reasonable damages, costs, attorneys’ fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

4. Waiver and Release of Claims. Executive hereby acknowledges and agrees to hereby irrevocably waive, release and forever discharge the Company and its current and former parents, subsidiaries and affiliates, and their respective current and former successors, assigns, representatives, agents, attorneys, equity holders, lenders, officers, directors and employees, both individually and in their official capacities (collectively, the “Releasees”) from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which Executive ever had or now has, or which may arise in the future, regarding any matter arising on or before the date of Executive’s execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding Executive’s employment with the Company or any other Releasee or the termination thereof, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys’ fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, citizenship, handicap, disability, genetic information or other protected characteristic under federal, state or local law, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866,42 U.S.C. § 1981; the Civil Rights Act of 1871; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the Genetic Information Nondiscrimination Act of 2008; and any other federal, state or local laws, rules or regulations, including, without limitation, all laws, rules or regulations relating to employment, termination of employment or otherwise, or any right under any Company pension, welfare, or stock plans; provided, however, that (i) Executive does not waive his right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, and (ii) the released claims do not include (A) claims which by law may not be released, (B) any claims that Executive may have against any Releasees as of the date of your execution of this Agreement of which you are not aware as of such date because of willful concealment by the applicable Releasee, or (C) claims that directly or indirectly result from any illegal conduct, act of fraud, theft, embezzlement, violation of regulation or law or other willful gross misconduct committed by an Releasee. This Agreement may not be cited as, and does not constitute any admission by any Releasee of, any violation of any such law or legal obligation with respect to any aspect of your employment or the termination thereof. Nothing in this Agreement shall be construed to prevent you from filing a charge, testifying, assisting, or participating in any manner in an investigation, hearing or proceeding; responding to any inquiry; or otherwise communicating with, any administrative or regulatory agency or authority, including, but not limited to, the Equal Employment Opportunity Commission (EEOC) and the National Labor Relations Board (NLRB); provided, however, that, by signing this Agreement, Executive waives his right to recover any damages or obtain any other individual relief through any such claim or proceeding, except to the extent such waiver of individual relief is prohibited by applicable law. Executive represents and agrees that Executive has not filed any lawsuits or arbitrations against any of the Releasees, or filed or caused to be filed any charges or complaints against any Releasee in any administrative, judicial, arbitral or other forum with any municipal, state or federal agency charged with the enforcement of any law, and that you are not aware of any factual or legal basis for any legitimate claim that any Releasee is in violation of any whistleblower, corporate compliance, or other regulatory obligation of any Releasee under international, federal, state or local law, rule or policy of such Releasee. Executive further represents, warrants, and agrees that if Executive was ever aware of any such basis for a legitimate claim against any Releasee, Executive have informed the Company of same.

5. Confidentiality and Nondisparagement. Executive agrees to keep confidential and not to make any statement, written or oral (including but not limited to any media source or to any other party) regarding the terms of this Agreement. Provided, however, it shall not constitute a breach of this paragraph for Executive to disclose the terms of this Agreement to Executive’s spouse, legal counsel, tax accountant, medical provider or licensed counselor, provided Executive obtains the agreement of such person to keep the terms hereof confidential. Furthermore, Executive, for the good and valuable consideration furnished herein, agrees not to disparage, bring into disrepute or make any negative statement concerning the Company, its subsidiaries or affiliates or any of their respective employees, officers or directors or make any other statement that would disrupt, impair or affect adversely the reputation, business interests, or profitability of such parties or place such parties in any negative light. Any breach of this paragraph by Executive shall constitute a material breach of this Agreement and shall entitle the Company to any and all remedies provided by law for the material breach of contract. Provided, however, that notwithstanding the provisions hereof, it shall not constitute a breach of this Agreement for Executive to testify truthfully about any subject when compelled to do so by properly issued legal process or disclose this agreement as a requirement of a legal process to enforce the commitments contained herein.

6. Survival of Items in Employment Agreement. Executive shall adhere to the many items that shall survive the Separation Date as per Executive’s Employment Agreement with the Company. Those items include, but are not limited to, the Noncompetition Period, the Non-solicitation clause, the Covenant Regarding Confidential Information, and the section regarding Inventions, Designs, and Product Developments. Any breach of this paragraph by Executive shall constitute a material breach of this Agreement and shall entitle the Company to any and all remedies provided by law for the material breach of contract

7. Governing Law. This Agreement is deemed made and entered into in the State of Delaware and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Delaware, to the extent not preempted by federal law.

8. Further Assurances. To effectuate the foregoing, Executive agrees to execute any additional documents and to take such further actions as may reasonably be requested from time to time by the Company.

9. Voluntary Agreement. Executive hereby represents that he has carefully read and completely understands the provisions of this Agreement and that Executive has entered into this Agreement voluntarily and without any coercion whatsoever. Executive represents that he has been advised of his right to secure counsel to assist in his reviewing this Agreement, that he has had sufficient time to review carefully each of the provisions hereto with his counsel, and that his execution hereof is the product of his own free will and volition. The Company hereby represents that it has entered into this Agreement voluntarily and that due corporate authority has been obtained for entry into this Agreement.

10. Assistance and Cooperation. For one (1) year following the Separation Date, Executive agrees to cooperate with and provide assistance to the Company and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation affecting the Company, its subsidiaries or affiliates in which, in the reasonable judgment of the Company’s counsel, Executive’s assistance or cooperation is needed. Executive shall, when requested by the Company, provide testimony or other assistance and shall travel at the Company’s request in order to fulfill this obligation. Provided, however, that, in connection with such litigation or investigation, the Company shall attempt to accommodate Executive’s schedule, shall provide him with reasonable notice in advance of the times in which his cooperation or assistance is needed, and shall reimburse Executive for any reasonable expenses and loss of income incurred in connection with such matters, unless otherwise prohibited by law. In addition, during the time he is receiving any of the payments set forth herein, Executive agrees to cooperate fully with the Company on all matters relating to his employment and the conduct of the Company’s business.

11. Acknowledgement of Waiver of Rights. Executive acknowledges that his waiver of rights and claims under this Agreement includes a waiver of rights and claims under the Federal Age Discrimination in Employment Act of 1967, as amended, and that such waiver and the waiver and release of all other rights and claims contemplated by the release set forth in paragraph 4 above are made knowingly and voluntarily. Executive acknowledges that he has been given a period of at least twenty-one (21) days to consider the provisions of the release stated above, and to consult with his attorney, accountant, tax advisor, spouse or other persons prior to making a decision to sign this document. Executive further acknowledges that the Company has not pressured or coerced Executive to execute this Agreement prior to the expiration of 21 days from the date it was furnished to Executive and that any decision to execute this Separation and Retirement Agreement prior to such time has been made freely and voluntarily.

12. Indemnification. The Company agrees to indemnify Executive for acts and omissions preceding the date of his resignation from the Company to the full extent permitted under the Articles of Incorporation and Bylaws of the Company.

13. Entire Agreement. This Agreement sets forth the entire agreement between Executive and the Company with respect to the subject matter set forth herein and supersedes and replaces any and all prior oral or written agreements or understandings between Executive and the Company with respect to your separation from employment. You acknowledge and agree that if any provision of this Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Agreement shall continue in full force and effect. This Agreement may be amended only by a subsequent writing signed by both parties. You represent that you have signed this Agreement voluntarily.

[signature page follows]

Please indicate your acceptance of the terms and provisions of this Agreement by signing both copies of this Agreement and returning one copy to the Company. The other copy is for Executive’s files. By signing below, Executive acknowledges and agrees that Executive has carefully read this Agreement in its entirety; fully understands and agrees to its terms and provisions; voluntarily enter into this Agreement; and intends and agrees that this Agreement is final and legally binding on the Executive and the Company. This Agreement may be executed in several counterparts.

Very truly yours,

Better Choice Company, Inc.

By:___________________________
Name: Michael Young
Title: Chairman of the Board

Agreed, Acknowledged and Accepted:

______________________________
Werner von Pein

Date:__________________________

[signature page of Separation and Retirement Agreement]

EXHIBIT A

AMENDMENT TO STOCK OPTION GRANT NOTICES

This AMENDMENT TO STOCK OPTION GRANT NOTICES (this “Amendment”), is made this 28th day of December 2020, by and between Werner von Pein (“Participant”) and Better Choice Company, Inc. (the “Company”). Participant and Company may be referred to individually as a “Party” or together as the “Parties”.

RECITALS

WHEREAS, Participant and the Company are parties to those certain Stock Option Grant Notices under the Company’s Amended and Restated 2019 Incentive Award Plan, approved November 11, 2019 (the “Stock Option Grant Notices”);

WHEREAS, pursuant to Section 3.3(b) of the Stock Option Grant Notices, Participant’s interests under each Stock Option Grant Notice automatically terminate on the 90th day following the Participant’s Separation Date from the Company;

WHEREAS, Participant and Company have entered into a Separation and Retirement Agreement, dated December 28, 2020;

WHEREAS, in accordance with the terms of the Separation and Retirement Agreement, the Parties desire to amend each Stock Option Grant Notice as provided in this Amendment.

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Vested Stock Options Expiration Date. The Vested Options of Participant (575,000 total Vested Options, as per Exhibit B) as per the Stock Option Grant Notices shall remain exercisable through the Expiration Date of the Stock Option Grant Notice under which the options were issued.

2. No Further Amendments. Except as specifically amended as set forth in Sections 1 and 2 above, and in Participant’s Separation and Retirement Agreement, the Stock Option Grant Notices are in all respects ratified and confirmed and shall remain in full force and effect.

3. Complete Agreement. This Amendment constitutes the entire agreement of the parties with respect to the subject matter herein, and all prior agreements are hereby superseded.

4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has executed the Amendment as of the day and year first written above.

“PARTICIPANT”
Werner von Pein

______________________________
Name: Werner von Pein

“COMPANY”
Better Choice Company, Inc.

______________________________
Name: Michael Young

EXHIBIT B

Date Options Issued	Number of Options Issued	Options Vested as of December 31, 2020	Additional Accelerated Options Vested Per Separation and Retirement Agreement	Total Vested Options	Expiration Date of Options
December 19, 2019	600,000	200,000	300,000	500,000	December 19, 2029
May 1, 2020	100,000	0	75,000	75,000	May 1, 2030
Totals	700,000	200,000	375,000	575,000